Exhibit 5.1

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

April 15, 2010

CF Industries Holdings, Inc.

4 Parkway North, Suite 400

Deerfield, Illinois 60015

Re:                               CF Industries Holdings, Inc.

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to CF Industries Holdings, Inc., a Delaware corporation (the “Parent”), CF Industries, Inc., a Delaware corporation and subsidiary of the Parent (the “Company”), and the other subsidiaries of the Parent listed on Schedule I hereto (the “Additional Registrants”) in connection with the automatic shelf registration statement on Form S-3 to be filed on the date hereof by the Parent, the Company and the Additional Registrants (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to, among other things, the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of the following securities: (a) by the Company, debt securities, which will be non-convertible and may be senior or subordinated and secured or unsecured (the “Debt Securities”), in one or more series, which are to be issued pursuant to an indenture (the “Indenture”) proposed to be entered into between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), a form of which indenture is an exhibit to the Registration Statement; and (b) by the Parent and one or more of the Additional Registrants, guarantees of the Debt Securities (the “Guarantees”).  The Debt Securities and the Guarantees are collectively referred to herein as the “Offered Securities.”

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the Restated Certificate of Incorporation of the Company, as amended, as certified by the Secretary of State of the State of Delaware (the “Company Certificate”); (iii) the By-

Laws of the Company, as certified by the Secretary of the Company (the “Company Bylaws”); (iv) the Amended and Restated Certificate of Incorporation of the Parent, as certified by the Secretary of State of the State of Delaware (the “Parent Certificate”); (v) the Amended and Restated Bylaws of the Parent, as certified by the Secretary of the Parent (the “Parent Bylaws”); (vi) the certificate of incorporation or certificate of formation, as applicable, of each of the Additional Registrants listed in Schedule II hereto (such Additional Registrants, the “DE/NY Additional Registrants”), as certified in the case of each DE/NY Additional Registrant by the applicable public official in the jurisdiction listed opposite the name of such DE/NY Additional Registrant in Schedule II hereto; (vii) the bylaws or limited liability company agreement, as applicable, of each of the DE/NY Additional Registrants, as certified in the case of each DE/NY Additional Registrant by the Secretary or the Assistant Secretary of such DE/NY Additional Registrant; (viii) the form of the Indenture being filed as an exhibit to the Registration Statement; (ix) certain resolutions of the board of directors of the Company, adopted on April 15, 2010, relating to the registration of the Debt Securities and related matters; and (x) certain resolutions of the board of directors of the Parent, adopted on April 15, 2010, and certain resolutions of the board of directors or managers of each of the DE/NY Additional Registrants, adopted on April 15, 2010, relating to the registration of the Guarantees and related matters.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Parent, the Company and the Additional Registrants and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Parent, the Company, the Additional Registrants and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents or documents to be executed, we have assumed (i) that each of the parties thereto, other than the Parent, the Company and the DE/NY Additional Registrants, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and (ii) the due authorization by all requisite action, corporate or other, and the execution and delivery by each of the parties thereto, other than the Parent, the Company and the DE/NY Additional Registrants, of such documents, and, except to the extent expressly set forth in the next-to-last paragraph hereof, the validity and binding effect thereof on such parties.  We have assumed that each Additional Registrant (other than any DE/NY Additional Registrant) is and has been duly organized and is and will continue to be validly existing in good standing, and has and will continue to have the requisite legal status and legal capacity, under the laws of the state of its incorporation or formation, as the case may be, and that each of the Additional Registrants has complied and will comply with all aspects of applicable laws of jurisdictions other than the State of New York and the State of Delaware in connection with the transactions contemplated by the Indenture and any supplemental indenture thereto.

We have assumed that the Indenture, in substantially the form reviewed by us, and any supplemental indenture to the Indenture will be duly authorized, executed and delivered by the Trustee and that any Debt Securities that may be issued will be manually authenticated by duly authorized officers of the Trustee.  In addition, we have assumed that the terms of the Debt Securities and the Guarantees will have been established so as not to, and that the execution and delivery by the Parent, the Company and each of the Additional Registrants of, and the performance by each of the Parent, the Company and each Additional Registrant of its obligations under, the Indenture and any supplemental indenture thereto and the Debt Securities and the Guarantees will not, violate, conflict with or constitute a default under (i) any agreement or instrument to which the Parent, the Company or any Additional Registrant or any of their respective properties are subject, (ii) any law, rule or regulation to which the Parent, the Company or any Additional Registrant or any of their respective properties are subject, (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority. We have assumed that the choice of New York law to govern the Indenture and any supplemental indentures thereto is a valid and legal provision. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Parent, the Company, the Additional Registrants and others and of public officials.

Our opinions set forth herein are limited to the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act, the Business Corporation Law of the State of New York and the laws of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated. The Debt Securities and the Guarantees may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon and subject to the foregoing and to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that, with respect to any series of Debt Securities offered by the Company (the “Offered Debt Securities”) and any Guarantees of the Offered Debt Securities to be offered by the

Parent or any of the Additional Registrants (the “Offered Guarantees”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Debt Securities and the Offered Guarantees has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations promulgated thereunder; (iii) if the Offered Debt Securities and the Offered Guarantees are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities and the Offered Guarantees has been duly authorized, executed and delivered by the Parent, the Company, each such Additional Registrant and the other parties thereto; (iv) the Indenture and any supplemental indenture relating to the Offered Debt Securities and the Offered Guarantees have been duly authorized, executed and delivered by the Parent, the Company, each such Additional Registrant and the other parties thereto; (v) the board of directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Debt Securities, the Indenture and any applicable supplemental indenture thereto and related matters; (vi) the board of directors, including any appropriate committee appointed thereby, of the Parent and the board of directors, members or managers, as applicable, of each such Additional Registrant, including any appropriate committee appointed thereby, and appropriate officers of the Parent and each such Additional Registrant have taken all necessary action to approve the issuance, sale and terms of the Offered Guarantees, the Indenture and any applicable supplemental indenture thereto and related matters; (vii) the terms of the Offered Debt Securities and of their issuance and sale and of the Offered Guarantees and of their issuance and sale have been duly established in conformity with the Indenture and any supplemental indenture relating to such Offered Debt Securities and Offered Guarantees so as not to violate any applicable law or the Company Certificate, the Company Bylaws, the Parent Certificate or the Parent Bylaws as then in effect or the organizational or governing documents of any such Additional Registrant as then in effect, or result in a default under or breach of any agreement or instrument binding upon the Parent, the Company or any such Additional Registrant and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Parent, the Company or any such Additional Registrant; and (viii) the Offered Debt Securities and the Offered Guarantees have been issued in a form that complies with the Indenture and any supplemental indenture relating to such Offered Debt Securities and Offered Guarantees and have been duly executed and authenticated in accordance with the provisions of the Indenture and any supplemental indenture relating to such Offered Debt Securities and Offered Guarantees and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities and the Offered Guarantees, when issued and sold or otherwise distributed in accordance with the Indenture and any supplemental indenture relating to such Offered Debt Securities and Offered Guarantees and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be valid and binding obligations of the Company (in the case of the Offered Debt Securities) and the Parent and such Additional Registrants (in the case of the Offered Guarantees), enforceable against the Company (in the case of the Offered Debt Securities) and the Parent and such Additional Registrants (in the case of the Offered Guarantees) in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies, (d) the waivers of any usury defense contained in the Indenture, any supplemental indenture or the Offered Debt Securities or Offered Guarantees which may be unenforceable, (e) requirements that a claim with respect to any Offered Debt Securities or Offered Guarantees denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (f) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

Schedule I

Additional Registrant	State of Organization

Beaumont Ammonia Inc.	Delaware
Beaumont Holdings Corporation	Delaware
BMC Holdings Inc.	Delaware
CF Composite, Inc.	New York
Port Neal Corporation	Delaware
Terra Capital Holdings, Inc.	Delaware
Terra Capital, Inc.	Delaware
Terra Environmental Technologies Inc.	Delaware
Terra Houston Ammonia, Inc.	Delaware
Terra (U.K.) Holdings Inc.	Delaware
Terra Industries Inc.	Maryland
Terra International, Inc.	Delaware
Terra International (Oklahoma) Inc.	Delaware
Terra LP Holdings LLC	Delaware
Terra Methanol Corporation	Delaware
Terra Mississippi Holdings Corp.	Mississippi
Terra Mississippi Nitrogen, Inc.	Delaware
Terra Nitrogen Corporation	Delaware
Terra Nitrogen GP Holdings Inc.	Delaware
Terra Real Estate Corporation	Iowa

Schedule II

Additional Registrant	State of Organization

Beaumont Ammonia Inc.	Delaware
Beaumont Holdings Corporation	Delaware
BMC Holdings Inc.	Delaware
CF Composite, Inc.	New York
Port Neal Corporation	Delaware
Terra Capital Holdings, Inc.	Delaware
Terra Capital, Inc.	Delaware
Terra Environmental Technologies Inc.	Delaware
Terra Houston Ammonia, Inc.	Delaware
Terra (U.K.) Holdings Inc.	Delaware
Terra International, Inc.	Delaware
Terra International (Oklahoma) Inc.	Delaware
Terra LP Holdings LLC	Delaware
Terra Methanol Corporation	Delaware
Terra Mississippi Nitrogen, Inc.	Delaware
Terra Nitrogen Corporation	Delaware
Terra Nitrogen GP Holdings Inc.	Delaware